EXHIBIT 99.1

                               NORTH FORK BANCORP
   275 BROADHOLLOW ROAD, MELVILLE, NY 11747 (631) 844-1258 FAX (631) 844-1471


FOR IMMEDIATE RELEASE CONTACT: DANIEL M. HEALY
EXECUTIVE VICE PRESIDENT
CHIEF FINANCIAL OFFICER
(631) 844-1258

                       NORTH FORK BANCORP REPORTS EARNINGS
                         FOR THE SECOND QUARTER OF 2003,
                          LOAN AND DEPOSIT MILESTONES,

AND PROGRESS TOWARD RESTRUCTURING PLAN

MELVILLE, N.Y. - JULY 16, 2003 - NORTH FORK BANCORPORATION, INC. (NYSE: NFB) reported earnings for the second quarter, robust operating trends and achievement toward its balance sheet repositioning plan. Highlights in the current period included:

        - Loan growth of $462 million or 16%, with continued pristine asset quality

        - Deposit growth of $1.1 billion or 33% and demand deposit growth of $387 million or 46%

        - Returns on average equity and assets of 25% and 1.7%, respectively

        - The repurchase of 1.7 million common shares to date at an average per share price of $34.56

        -       Declaration of the quarterly cash dividend of $.27 per share

        - Significant progress toward the previously announced balance sheet repositioning

EARNINGS AND RETURNS

Net income for the quarter ended June 30, 2003 was $96.1 million or diluted earnings per share of $.62 compared to $104.5 million or $.64 diluted earnings per share in 2002. Second quarter results included debt restructuring costs and gains on the sales of facilities and securities. Earnings per share in the quarter were solidly in line with previously provided estimates. Returns on average equity and assets were 25% and 1.7%, respectively.

Net income for the six months ended June 30, 2003 aggregated $199.7 million or diluted earnings per share of $1.29, compared to $202.8 million and diluted earnings per share of $1.25 for the same period in the prior year. Returns on average equity and assets in 2003 were 26.4% and 1.8%, respectively. The net interest margin and net interest income experienced further compression due to the overall interest rate environment. This current environment and the prospect for continued increases in long-term interest rates were fundamental to the logic behind the balance sheet restructure. The net interest margin in the current quarter declined 36 basis points to 4.00% from the immediately preceding quarter.

LOANS

During the quarter ended June 30, 2003, total loans increased 16% (annualized) to $11.9 billion, while residential mortgages declined. Commercial loans were the largest contributor to the advance. "We are beginning to see the benefits of scale. As our new branches come on line and our branding campaign takes hold, our commercial growth is becoming exponential," said John Adam Kanas, Chairman, President and Chief Executive Officer. "We see no change in this upward trend in the foreseeable future, especially with the prospect of an ever improving economy," he added.

At June 30, 2003, non-performing loans were $12.8 million and represent only 11 basis points of total loans. The allowance for loan losses to total loans approximated 1%. Quarterly net charge-offs were 13 basis points, consistent with prior periods.

DEPOSIT ADVANCES

During the quarter, total deposits increased 33% (annualized) to $14.5 billion. Cumulative deposit growth since June 30, 2002 was 18%. Demand deposits during the quarter increased by 46% (annualized) and 24% since June 30, 2002 to $3.7 billion. Commercial demand deposits, a principal focus of deposit gathering activities, comprise 64% of total demand deposits or $2.4 billion.

The ability to generate deposits has been enhanced by the expansive branch network. The Company operates 172 branches in the New York metro region and plans to open an additional 26 branches in the next eighteen months, including 5 in New Jersey. Additionally, the Company has an ongoing branch upgrade program providing for greater marketplace identity, accessibility and convenience. "Our effort to have North Fork identified as the bank of choice for entrepreneurs and consumers is gaining traction. The branch network has proven pivotal," said John Kanas.

CAPITAL MANAGEMENT AND BALANCE SHEET RESTRUCTURING PLAN

As previously announced, the Company embarked upon a balance sheet restructuring plan, whereby it committed to reduce the securities portfolio by approximately $2.5 - $3.0 billion through a combination of sales and portfolio cash flows by December 31, 2003. Approximately $1.1 billion of securities were sold or committed for sale in June 2003. The sales proceeds and monthly cash flows have and will be used to reduce borrowings. As part of the plan, approximately $1 billion of long-term borrowings were restructured. The full amount of the debt restructuring has been completed. Management believes that it will accomplish its repositioning goal by year-end 2003. "We are ahead of our original plan," said Mr. Kanas. "Furthermore, the recent upward trend in longer term interest rates supports our decision," he said.

In connection with the foregoing, the Board of Directors authorized an increase in the Company's share repurchase program to 8 million shares. Since the announcement, 1.7 million shares at an average price of $34.56 have been purchased under this new authorization.

On June 24, 2003, the Company declared its regular quarterly dividend of $.27 cents per common share payable August 15, 2003, to shareholders of record at the close of business July 25, 2003. The Company declared its dividend policy to be 40-50% of earnings.

OTHER OPERATING INCOME AND EXPENSE

The Company continued to make strides in non-interest income and fee generation, excluding the effects of net security gains and other items. "Our goal is to create more fee opportunities without entering into businesses or introducing new products with lower returns and higher degrees of volatility," said Mr. Kanas. The Company's core efficiency ratio of 34.8% continues as one of the industry's best.

                                      * * *


This release contains certain forward-looking statements. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of the Company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand and competition, changes in legislation or regulation, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, regulatory, and technological factors affecting NFB's operations, pricing, products and services. Investors are encouraged to access NFB's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company.

                         NORTH FORK BANCORPORATION, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                             THREE MONTHS ENDED           SIX MONTHS ENDED
                                                             JUNE 30,     JUNE 30,       JUNE 30,     JUNE 30,
(in thousands, except per share amounts)                      2003          2002          2003          2002
                                                            --------      --------      --------      --------
INTEREST INCOME:
Loans                                                       $195,826      $199,918      $392,747      $394,589
Securities                                                    86,416        93,068       185,877       183,968
Money Market Investments                                          95           173           269           401
                                                            --------      --------      --------      --------
   Total Interest Income                                     282,337       293,159       578,893       578,958
                                                            --------      --------      --------      --------

INTEREST EXPENSE:

Savings, NOW & Money Market Deposits                          14,476        16,068        29,236        30,684
Time Deposits                                                  9,419        14,726        19,472        34,121
Certificates of Deposit, $100,000 & Over                       4,801         6,334         9,904        14,222
Federal Funds Purchased & Collateralized Borrowings           44,359        40,921        91,974        80,824
Subordinated Debt                                              7,120            --        14,345            --
Capital Securities                                             2,290         4,689         4,640         9,829
                                                            --------      --------      --------      --------
   Total Interest Expense                                     82,465        82,738       169,571       169,680
                                                            --------      --------      --------      --------
   Net Interest Income                                       199,872       210,421       409,322       409,278
Provision for Loan Losses                                      6,500         6,250        12,750        12,500
                                                            --------      --------      --------      --------
   Net Interest Income after Provision for Loan Losses       193,372       204,171       396,572       396,778
                                                            --------      --------      --------      --------

NON-INTEREST INCOME:

Customer Related Fees & Service Charges                       20,460        18,918        40,626        37,304
Investment Management, Commissions & Trust Fees                3,892         4,844         7,016         9,594
Mortgage Banking Operations                                    3,199         1,361         6,017         2,629
Check Cashing Fees                                             1,265           713         2,261         1,476
Gain on Sale of Facilities                                    10,980            --        10,980            --
Other Operating Income                                         3,964         3,519         8,510         6,025
Securities Gains, net                                          3,699           353         6,296         1,381
                                                            --------      --------      --------      --------
     Total Non-Interest Income                                47,459        29,708        81,706        58,409
                                                            --------      --------      --------      --------

NON-INTEREST EXPENSE:

Employee Compensation & Benefits                              49,075        43,148        96,415        83,813
Occupancy & Equipment, net                                    16,389        13,968        31,910        26,880
Other Operating Expenses                                      16,894        16,343        33,711        33,046
Debt Restructuring Costs (4)                                  11,955            --        11,955            --
Amortization of Identifiable Intangibles                         892           952         1,784         1,904
                                                            --------      --------      --------      --------
    Total Non-Interest Expense                                95,205        74,411       175,775       145,643
                                                            --------      --------      --------      --------
Income Before Income Taxes                                   145,626       159,468       302,503       309,544
Provision for Income Taxes                                    49,513        55,017       102,851       106,793
                                                            --------      --------      --------      --------
     Net Income                                             $ 96,113      $104,451      $199,652      $202,751
                                                            ========      ========      ========      ========

    Net Income - Basic                                      $   0.63      $   0.65      $   1.30      $   1.26
    Net Income - Diluted                                    $   0.62      $   0.64      $   1.29      $   1.25


See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                                    JUNE 30,        MARCH 31,        DECEMBER 31,      JUNE 30,
(in thousands)                                                       2003            2003              2002             2002
                                                                 ------------     ------------     ------------     ------------
ASSETS:

Cash & Due from Banks                                            $    406,694     $    376,355     $    396,725     $    377,870
Money Market Investments                                               63,799           47,693           27,613           19,990
Due from Brokers (4)                                                  464,351               --               --               --
Securities Held-for-Sale (4)                                          613,628               --               --               --
Securities:
   Available-for-Sale                                               8,100,465        9,509,222        8,555,892        6,562,072
   Held-to-Maturity                                                   221,378          252,364          307,878          522,296
                                                                 ------------     ------------     ------------     ------------
      Total Securities                                              8,321,843        9,761,586        8,863,770        7,084,368
                                                                 ------------     ------------     ------------     ------------
Loans, Net of Unearned Income                                      11,897,433       11,435,423       11,369,139       11,041,392
  Less: Allowance for Loan Losses                                     117,753          115,087          114,995          109,998
                                                                 ------------     ------------     ------------     ------------
                  Net Loans                                        11,779,680       11,320,336       11,254,144       10,931,394
                                                                 ------------     ------------     ------------     ------------
Goodwill                                                              410,495          410,495          407,132          406,762
Identifiable Intangibles                                               14,548           15,440           16,332           18,236
Premises & Equipment                                                  143,374          140,517          132,529          118,205
Other Assets                                                          312,989          319,478          314,856          254,719
                                                                 ------------     ------------     ------------     ------------
     Total Assets                                                $ 22,531,401     $ 22,391,900     $ 21,413,101     $ 19,211,544
                                                                 ============     ============     ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY:

Demand Deposits                                                  $  3,746,741     $  3,359,885     $  3,417,534     $  3,026,061
Savings Deposits                                                    3,665,580        3,532,326        3,440,573        3,316,204
NOW &  Money Market Deposits                                        3,960,731        3,376,108        3,347,385        2,817,384
Time Deposits                                                       1,922,407        1,932,743        1,949,559        2,094,068
Certificates of Deposit, $100,000 & Over                            1,176,835        1,171,386        1,037,479          978,497
                                                                 ------------     ------------     ------------     ------------
     Total Deposits                                                14,472,294       13,372,448       13,192,530       12,232,214
                                                                 ------------     ------------     ------------     ------------
Federal Funds Purchased & Collateralized Borrowings (4)             5,141,500        6,077,000        5,401,000        4,575,200
Subordinated Debt                                                     493,790          499,162          499,140               --
Capital Securities                                                    273,288          268,939          268,926          252,374
                                                                 ------------     ------------     ------------     ------------
     Total Borrowings                                               5,908,578        6,845,101        6,169,066        4,827,574
                                                                 ------------     ------------     ------------     ------------
Dividends Payable                                                      42,211           42,411           42,864           40,989
Accrued Expenses & Other Liabilities                                  536,217          599,853          494,588          503,908
                                                                 ------------     ------------     ------------     ------------
      Total Liabilities                                          $ 20,959,300     $ 20,859,813     $ 19,899,048     $ 17,604,685
                                                                 ============     ============     ============     ============

STOCKHOLDERS' EQUITY:

Common stock, par value $0.01; authorized 500,000,000 shares;
    issued 174,580,778 shares at June 30, 2003                          1,746            1,746            1,746            1,746
Additional Paid in Capital                                            373,851          375,513          377,311          371,342
Retained Earnings                                                   1,705,789        1,651,882        1,590,594        1,459,840
Accumulated Other Comprehensive Income                                 42,019           30,916           17,991           43,204
Deferred Compensation                                                 (65,795)         (68,307)         (70,562)         (55,961)
Treasury Stock at cost;  18,245,332 shares at June 30, 2003          (485,509)        (459,663)        (403,027)        (213,312)
                                                                 ------------     ------------     ------------     ------------
      Total Stockholders' Equity                                    1,572,101        1,532,087        1,514,053        1,606,859
                                                                 ------------     ------------     ------------     ------------
      Total Liabilities and Stockholders' Equity                 $ 22,531,401     $ 22,391,900     $ 21,413,101     $ 19,211,544
                                                                 ============     ============     ============     ============



See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
              SELECTED FINANCIAL DATA AND BALANCE SHEET COMPONENTS
                                   (UNAUDITED)

                                                               THREE MONTHS ENDED            SIX MONTHS ENDED
SELECTED FINANCIAL DATA                                      JUNE 30,        JUNE 30,       JUNE 30,       JUNE 30,
(in thousands, except ratios and per share amounts)           2003            2002            2003           2002
                                                          -----------     -----------     -----------     -----------
PER SHARE:

    Net Income - Basic                                    $      0.63     $      0.65     $      1.30     $      1.26
    Net Income - Diluted                                  $      0.62     $      0.64     $      1.29     $      1.25
    Average Shares Outstanding - Basic                        152,911         160,578         153,417         160,445
    Average Shares Outstanding - Diluted                      154,451         162,488         154,961         162,333
    Cash Dividends                                        $      0.27     $      0.25     $      0.54     $      0.49
    Dividend Payout Ratio                                          44%             39%             42%             40%
    Book Value                                            $     10.06     $      9.80     $     10.06     $      9.80
SELECTED FINANCIAL DATA:

    Return on Average Total Assets                               1.73%           2.34%           1.83%           2.33%
    Return on Average Stockholders' Equity (1)                  25.00%          26.08%          26.36%          25.89%
    Core Efficiency Ratio (3)                                   34.84%          30.34%          33.70%          30.51%
    Yield on Interest Earning Assets (2)                         5.60%           7.16%           5.86%           7.28%
    Cost of Funds                                                1.97%           2.55%           2.06%           2.66%
    Net Interest Margin (2)                                      4.00%           5.18%           4.18%           5.18%

                                                         JUNE 30,       MARCH 31,      DECEMBER 31,      JUNE 30,
                                                          2003            2003            2002            2002
                                                       -----------     -----------     -----------     -----------
CAPITAL RATIOS:
  Risk Based Capital:
      Tier 1                                                 10.86%          10.94%          11.43%          13.21%
      Total                                                  15.81%          16.04%          16.77%          14.26%
      Leverage Ratio                                          6.17%           6.22%           6.46%           7.91%

QUARTERLY AVERAGE BALANCE SHEET:

Total Assets                                           $22,309,071     $21,655,881     $20,813,265     $17,895,471
Securities                                               8,927,680       8,584,874       7,876,913       5,856,302
Loans                                                   11,696,983      11,397,521      11,311,708      10,825,814
Demand Deposits                                          3,550,810       3,281,234       3,235,396       2,857,358
Interest Bearing Deposits                               10,273,437       9,945,217       9,617,662       9,124,434
Federal Funds Purchased & Collateralized Borrowings      5,760,450       5,718,852       5,130,264       3,659,765
Subordinated Debt                                          499,174         499,151         499,128              --
Capital Securities                                         268,943         268,928         266,682         244,373
Stockholders' Equity                                   $ 1,578,706     $ 1,542,720     $ 1,670,584     $ 1,632,612

BALANCE SHEET COMPONENTS

SECURITIES

        The following table shows the securities portfolio composition for the periods ended:

                                         JUNE 30,      MARCH 31,   DECEMBER 31,   JUNE 30,
(in thousands)                            2003           2003          2002         2002
                                       ----------    ----------    ----------    ----------
Collateralized Mortgage Obligations    $5,923,605    $7,525,718    $6,955,950    $5,326,617
Agency Pass-Through Certificates          882,834       778,729       635,410       797,185
State & Municipal Obligations             617,444       478,623       435,486       319,755
Equity Securities                         323,501       318,830       259,092       214,505
U.S. Treasury & Government Agencies        37,419       116,417        67,544        40,119
Other Securities                          537,040       543,269       510,288       386,187
                                       ----------    ----------    ----------    ----------
   Total Securities                    $8,321,843    $9,761,586    $8,863,770    $7,084,368
                                       ==========    ==========    ==========    ==========





See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
         SELECTED FINANCIAL DATA AND BALANCE SHEET COMPONENTS, CONTINUED
                                   (UNAUDITED)

Loans

        The following table represents the components of the loan portfolio for the periods ended:

                                                           JUNE 30,      MARCH 31,      DECEMBER 31,      JUNE 30,
 (in thousands)                                             2003           2003            2002             2002
                                                        -----------     -----------     -----------     -----------
Multi-Family Mortgages                                  $ 3,792,647     $ 3,652,430     $ 3,640,039     $ 3,566,676
Commercial Mortgages                                      2,359,316       2,221,014       2,194,092       2,049,776
Commercial                                                2,000,623       1,856,843       1,776,419       1,585,146
Construction and Land                                       290,433         273,924         232,227         231,569
Residential Mortgages                                     2,413,125       2,418,156       2,507,388       2,667,377
Consumer                                                  1,068,616       1,038,195       1,040,490         957,836
                                                        -----------     -----------     -----------     -----------
  Total                                                 $11,924,760     $11,460,562     $11,390,655     $11,058,380
Less:
   Unearned Income & Fees                                    27,327          25,139          21,516          16,988
                                                        -----------     -----------     -----------     -----------
      Loans, net                                        $11,897,433     $11,435,423     $11,369,139     $11,041,392
                                                        ===========     ===========     ===========     ===========

ASSET QUALITY:

   Non-Performing Loans                                 $    12,795     $    12,870     $    12,216     $    14,910
   Other Real Estate                                            295             295             295             392
                                                        -----------     -----------     -----------     -----------
   Total Non-Performing Assets                          $    13,090     $    13,165     $    12,511     $    15,302
                                                        -----------     -----------     -----------     -----------

   Allowance for Loan Losses to Non-Performing Loans            920%            894%            941%            738%
   Allowance for Loan Losses to Total Loans, net               0.99%           1.01%           1.01%           1.00%
    Non-Performing Loans to Total Loans, net                   0.11%           0.11%           0.11%           0.14%


DEPOSITS

        The following table represents the composition of total deposits, while more specifically highlighting Manhattan for the periods ended:

                                                       JUNE 30,      MARCH 31,     DECEMBER 31,     JUNE 30,
(in thousands)                                          2003           2003           2002           2002
                                                    -----------    -----------    -----------    -----------
               MANHATTAN DEPOSITS (25 BRANCHES)
Demand Deposits                                     $   811,565    $   705,742    $   703,290    $   541,034
Interest Bearing Deposits                             1,950,365      1,783,522      1,725,925      1,339,387
                                                    -----------    -----------    -----------    -----------
    Total Deposits                                    2,761,930      2,489,264      2,429,215      1,880,421

              ALL OTHER LOCATIONS (147 BRANCHES)
Demand Deposits                                       2,935,176      2,654,143      2,714,244      2,485,027
Interest Bearing Deposits                             8,775,188      8,229,041      8,049,071      7,866,766
                                                    -----------    -----------    -----------    -----------
    Total Deposits                                   11,710,364     10,883,184     10,763,315     10,351,793

                TOTAL DEPOSITS (172 BRANCHES)
Demand Deposits                                       3,746,741      3,359,885      3,417,534      3,026,061
Interest Bearing Deposits                            10,725,553     10,012,563      9,774,996      9,206,153
                                                    -----------    -----------    -----------    -----------
    Total Deposits                                  $14,472,294    $13,372,448    $13,192,530    $12,232,214
                                                    ===========    ===========    ===========    ===========



See accompanying notes appended to the financial data and summaries

                                                NORTH FORK BANCORPORATION, INC.
                                                 NET INTEREST MARGIN ANALYSIS
                                                          (UNAUDITED)

        The following table presents on a linked quarter basis, an analysis of net interest income by each major category of interest earning assets and interest bearing liabilities:

                                                                JUNE 30, 2003                         MARCH 31, 2003
                                                   ----------------------------------------  -------------------------------------
                                                     AVERAGE                      AVERAGE      AVERAGE                     AVERAGE
(dollars in thousands )                              BALANCE        INTEREST       RATE        BALANCE       INTEREST       RATE
                                                   -----------     -----------   ----------  -----------    -----------    -------
INTEREST EARNING ASSETS:

Securities                                         $ 8,927,680     $    92,221      4.14%    $ 8,584,874    $   105,089     4.96%
Loans, net                                          11,696,983         196,220      6.73%     11,397,521        197,269     7.02%
Money Market Investments                                37,132             143      1.54%         58,218            254     1.77%
                                                   -----------     -----------               -----------    -----------
  Total Interest Earning Assets                     20,661,795         288,584      5.60%     20,040,613        302,612     6.12%
                                                   -----------     -----------               -----------    -----------
NON INTEREST EARNING ASSETS:

Cash and Due from Banks                                415,732                                   409,424
Other Assets                                         1,231,544                                 1,205,844
                                                   -----------                               -----------
  Total Assets                                     $22,309,071                               $21,655,881
                                                   ===========                               ===========

INTEREST BEARING LIABILITIES:

Savings, NOW & Money Market Deposits               $ 7,250,200     $    14,476      0.80%    $ 6,819,813    $    14,760     0.88%
Time Deposits                                        3,023,237          14,220      1.89%      3,125,404         15,156     1.97%
                                                   -----------     -----------               -----------    -----------
  Total Savings and Time Deposits                   10,273,437          28,696      1.12%      9,945,217         29,916     1.22%

Fed Funds Purchased & Collateralized Borrowings      5,760,450          44,359      3.09%      5,718,852         47,615     3.38%
Subordinated Debt                                      499,174           7,120      5.72%        499,151          7,225     5.87%
Capital Securities                                     268,943           2,290      3.42%        268,928          2,350     3.54%
                                                   -----------     -----------               -----------    -----------
  Total Borrowings                                   6,528,567          53,769      3.30%      6,486,931         57,190     3.58%
                                                   -----------     -----------               -----------    -----------
    Total Interest Bearing Liabilities              16,802,004          82,465      1.97%     16,432,148         87,106     2.15%
                                                   -----------     -----------               -----------    -----------
Rate Spread                                                                                                        3.63%    3.97%

NON-INTEREST BEARING LIABILITIES:

Demand Deposits                                      3,550,810                                 3,281,234
Other Liabilities                                      377,551                                   399,779
                                                   -----------                               -----------
 Total Liabilities                                  20,730,365                                20,113,161
 Stockholders' Equity                                1,578,706                                 1,542,720
                                                   -----------                               -----------
  Total Liabilities and Stockholders' Equity       $22,309,071                               $21,655,881
                                                   ===========                               ===========
Net Interest Income and Net Interest Margin                            206,119      4.00%                       215,506     4.36%
Less: Tax Equivalent Adjustment                                         (6,247)                                  (6,056)
                                                                   -----------                              -----------
     Net Interest Income                                           $   199,872                              $   209,450
                                                                   ===========                              ===========

        The following table summarizes the net interest margin for the previous five quarters:

                                          2003                     2002
                                      --------------------------------------------
                                      2ND QTR  1ST QTR  4TH QTR  3RD QTR   2ND QTR
                                      -------  -------  -------  -------   -------
INTEREST EARNING ASSETS:
Securities                              4.14%    4.96%    5.45%    6.10%    6.72%
Loans, net                              6.73%    7.02%    7.12%    7.26%    7.42%
Money Market Investments                1.54%    1.77%    1.96%    2.51%    2.13%
                                      -------  -------  -------  -------   -------
  Total Interest Earning Assets         5.60%    6.12%    6.42%    6.81%    7.16%
                                      =======  =======  =======  =======   =======

INTEREST BEARING LIABILITIES:
Total Savings and Time Deposits         1.12%    1.22%    1.30%    1.51%    1.63%
Total Borrowings                        3.30%    3.58%    3.89%    4.18%    4.69%
                                      -------  -------  -------  -------   -------
  Total Interest Bearing Liabilities    1.97%    2.15%    2.29%    2.44%    2.55%
                                      =======  =======  =======  =======   =======

Interest Rate Spread                    3.63%    3.97%    4.13%    4.37%    4.61%
Net Interest Margin                     4.00%    4.36%    4.58%    4.87%    5.18%

See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
                      NOTES TO FINANCIAL DATA AND SUMMARIES

(1)     Excludes the effect of accumulated other comprehensive income.

(2)     Presented on a tax equivalent basis.

(3) The core efficiency ratio is defined as the ratio of non-interest expense, net of other real estate expenses, goodwill amortization and other non-recurring charges, to net interest income on a tax equivalent basis and other non-interest income net of securities gains and other non-recurring items.

(4) Aggregate cash proceeds from securities sales included as held-for-sale in the accompanying balance sheet and amounts due from brokers received subsequent to June 30, 2003 were used to reduce borrowings. Certain longer-term borrowings restructured as part of the balance sheet repositioning plan resulted in a charge of approximately $12 million. It is expected that the debt restructuring will have the effect of improving net interest margin in periods subsequent to June 30, 2003.